                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 12a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             HEARTLAND GROUP, INC.
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
                              ------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                                                          July 21, 2000



                                SECOND REQUEST

                                VERY IMPORTANT
                                --------------


Dear Heartland Government Fund Shareholder:

     As of the date of this letter, the records of our proxy tabulation service do not show that your proxy has been received for the shareholder meeting scheduled for August 8th to consider the proposed liquidation of the Fund. Receipt of your proxy is important to ensuring a quorum so that the shareholder meeting can be held without delay or additional expense. Please help us avoid undue expense and delay by voting today using one of the following voting options:

     1) Vote by Telephone: Call the toll-free number listed on the voting instruction form. Have the 12 digit control number found on your ballot ready when prompted.

     2) Vote by Internet: Go to www.proxyvote.com, enter the 12-digit control number on your proxy card and follow the instructions on the site.

     3) Vote by Mail: Sign, date and vote your card. Mail in the postage-paid return envelope provided.

     Even if you have closed your account, your vote is still important because you owned Fund shares on June 26, 2000. If you have already voted, thank you.

     We appreciate your cooperation.

Sincerely,


William J. Nasgovitz
President

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                                                         July 25, 2000


                                SECOND REQUEST

                                VERY IMPORTANT
                                --------------



Dear Heartland Government Fund Shareholder:

     As of the date of this letter, the records of our proxy tabulation service do not show that your proxy has been received for the shareholder meeting scheduled on August 8th to consider the proposed liquidation of the Fund. Receipt of your proxy is important to ensuring a quorum so that the shareholder meeting can be held without delay or additional expense. Please help us avoid undue expense and delay by voting your proxy today!

     The fastest and most convenient way to vote is by phone using the instructions on the enclosed proxy card. If you prefer, you may vote by mail by completing and signing the proxy card, and return it promptly to our proxy tabulator in the postage-paid envelope provided. Please be sure to have the control number printed on the proxy handy if you vote by phone.

     If you need another copy of the proxy statement or have any questions about the proposal to liquidate the Fund, please call one of our Shareholder Service Representatives at our toll free proxy number, 1-800-611-0493.

     Even if you have closed your account, your vote is still important because you owned Fund shares on June 26, 2000. If you have already voted, thank you.

     We appreciate your cooperation.

Sincerely,



William J. Nasgovitz
President